EXHIBIT 99.1

NEWS RELEASE

INTERNATIONAL GOLD CORP
CLOSING DEBT SETTLEMENT

Vancouver, B.C., April 2, 2015 – International Gold Corp. (“the Company”) announces it has settled with various creditors for a total of $57,450 of debt by issuing 1,149,000 common shares in the Company. The Closing of the debt settlement was subject to entering into agreements with creditors whereby shares were offered on the conversion of the debt for a value of $0.05 per share.

The Company chose to settle this outstanding indebtedness with shares as part of its plans to move the Company forward and in order to preserve its potential funds for operations and work on the Goldfield Bonanza Property.

About the Property

The Goldfield Bonanza Property is geographically located adjacent to the historic gold producing district of Goldfield, Nevada.  The Goldfield District was discovered in 1903 and has produced intermittently since that time, with the last recorded production coming from open pit operations conducted during the 1980’s.

International Gold Corp is now advancing the property towards underground production. Benefiting from the existing underground infrastructure and the 15 years of rehab and exploration work completed by Lode-Star Gold, the Company is confident that the presently identified ore zones can be extracted.

For More information please contact:

Mark Walmesley, President and CEO
International Gold Corp.
Phone: 778-370-1372
Email: markw@internationalgoldcorp.com

Safe Harbor Statement and Forward-Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause ITGC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Forward-looking statements reflect ITGC’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.  Except as required by law, ITGC assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.